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                                                                    EXHIBIT 23.2

                                 BEHRE DOLBEAR
                         BEHRE DOLBEAR & COMPANY, INC.
                   founded 1911 MINERALS INDUSTRY CONSULTANTS





                                 March 28, 2002

Stillwater Mining Company
536 E. Pike Avenue
Columbus MT 59019


Gentlemen:

We hereby authorize the reference to Behre Dolbear & Company, Inc. ("Behre Dolbear") and the Mineral Inventory of Stillwater Mining Company as of January 1, 2002 prepared by Behre Dolbear on Form 10-K for the year ended December 31, 2001 and the Annual Report of Stillwater Mining Company, to be filed with the United States Securities and Exchange Commission.

We also confirm that we have read the description of the Stillwater Mining Company ore reserves as contained in these filings and have no reason to believe that there is any misrepresentation in the information contained therein that is derived from our report or known to us as a result of services we performed in connection with the preparation of such report.

Sincerely,

BEHRE DOLBEAR & COMPANY, INC.

/s/ Bernard J. Guarnera
Bernard J. Guarnera
President, Chief Executive Officer and
Chief Operating Officer

BJG/tfr




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